PURCHASE AND SALE AGREEMENT

by

and

between

OAKVIEW PLAZA NORTH, LLC, a Nebraska limited liability company, and FRANK R.
KREJCI and VERA JANE KREJCI, husband and wife, and
GEORGE W. VENTEICHER and SUSAN J. VENTEICHER,
husband and wife

"Seller"

and

LIGHTSTONE VALUE PLUS REIT, LP,
a New Jersey limited partnership

"Purchaser"

Dated as of
September 20, 2006

PURCHASE AND SALE AGREEMENT

SIGNATURE PAGE

EXHIBITS

EXHIBIT A	-	Legal Description of the Land
EXHIBIT B	-	Rent Roll
EXHIBIT C	-	List of Personal Property
EXHIBIT D	-	List of Intangible Personal Property
EXHIBIT E	-	Form of Escrow Agreement
EXHIBIT F	-	Schedule of Commissions and Tenant Improvements
EXHIBIT G	-	Schedule of Contracts
EXHIBIT H	-	Schedule of Litigation and Disclosure Items
EXHIBIT I	-	Form of Certification of Non Foreign Status
EXHIBIT J	-	Form of Certificate Regarding Representations and Warranties
EXHIBIT K	-	Form of Bill of Sale
EXHIBIT L	-	Form of Contract Assignment
EXHIBIT M	-	Form of Lease Assignment
EXHIBIT N	-	Form of Notice to Tenants

PURCHASE AND SALE AGREEMENT

1. IDENTIFICATION OF PARTIES

THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of September 20, 2006, between OAKVIEW PLAZA NORTH, LLC, a Nebraska limited liability company, FRANK R. KREJCI and VERA JANE KREJCI, husband and wife, and GEORGE W. VENTEICHER and SUSAN J. VENTEICHER, husband and wife (the "Seller") and LIGHTSTONE VALUE PLUS REIT, LP, a New Jersey limited partnership ("Purchaser").

RECITALS:

A. Seller owns that certain real property located in Omaha, Nebraska (the “State”), consisting of approximately 21.63 acres of land, commonly known as Oakview Plaza North and a portion of Oakview Plaza South more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Land"), together with the retail buildings located thereon, containing approximately 177,303 square feet of leasable space, and all other improvements located thereon (the "Improvements").

B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller's right, title and interest in and to the Property (hereinafter defined) for the price and on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

2. DESCRIPTION OF THE PROPERTY

Seller hereby agrees to sell and convey to Purchaser and Purchaser hereby agrees to purchase from Seller all of Seller's right, title and interest in and to the following:

(a) The Land, together with the Improvements;

(b) All of Seller's interest as lessor in all leases covering the Land and the Improvements (said leases, together with any and all amendments, modifications or supplements thereto, are hereinafter referred to collectively as the "Leases" and are identified in the Rent Roll (hereinafter defined) attached hereto as Exhibit B);

(c) All rights, privileges, easements and appurtenances appertaining to the Land and the Improvements including, without limitation, all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and the Improvements. The Land, the Improvements, and all such rights, privileges, easements and appurtenances (including, without limitation, Seller's interest as lessor under the Leases) are sometimes hereinafter collectively referred to as the "Real Property";

(d) All personal property, equipment, supplies and fixtures (collectively, the "Personal Property") owned by Seller and used in the operation of the Real Property including, without limitation, all property described in Exhibit C attached hereto; and

(e) All intangible property used in connection with the foregoing including, without limitation, all trademarks, trade names (including, without limitation, all rights of Seller to the use of the name Oakview Plaza North and South), and the contract rights, licenses (to the extent transferable), permits (to the extent transferable) and warranties (to the extent transferable), more particularly described in Exhibit D) attached hereto (the "Intangible Personal Property"). The Real Property, the Personal Property and the Intangible Personal Property are sometimes hereinafter collectively referred to as the "Property".

3. THE PURCHASE PRICE

The purchase price for the Property is Thirty Three Million Two Hundred Fifty Thousand and No/100 Dollars ($33,250,000.00) (the "Purchase Price") and shall be paid to Seller by Purchaser paying the Purchase Price by wire transfer of immediately available funds at or prior to the Closing, net of all prorations and adjustments as provided herein.

Within 48 hours of receipt by Madison Title, LLC (the “Escrow Agent”) of a fully executed copy of this Agreement, Purchaser shall deliver to the Escrow Agent, by wire transfer in the amount of $500,000 (the "Initial Deposit"), which Escrow Agent shall hold and disburse in accordance with the terms and provisions of this Agreement and the written escrow agreement attached hereto as Exhibit E (the “Escrow Agreement”). The date the Escrow Agent receives the Initial Deposit shall be the Effective Date. If Purchaser has not terminated this Agreement on or prior to the expiration of the Due Diligence Period (hereinafter defined), Purchaser shall deposit with Escrow Agent within one (1) business day after the expiration or waiver of the Due Diligence Period an additional amount of $250,000 (the “Additional Deposit” and together with the Initial Deposit collectively, the “Deposit”). For purposes of this Agreement, the term Deposit shall include interest earned thereon, if any. Escrow Agent shall pay the Deposit to Seller at Closing and the Deposit shall be applied as a credit to the Purchase Price and shall otherwise be held and disbursed in accordance with the terms of this Agreement and the Escrow Agreement. If either Purchaser or Seller is entitled under this Agreement to the payment of the Deposit, or any portion thereof, and requests Escrow Agent to make such payment (whether to itself or the other party), the other party agrees to provide notice to Escrow Agent authorizing such payment, unless such other party disagrees with such request in which event the provisions of the Escrow Agreement shall control.

4. TITLE

(a) As soon as possible following the execution of this Agreement, Seller shall order a title commitment on the Real Property (the "Commitment"), together with legible copies of all documents relating to the title exceptions referred to in the Commitment.

(b) As soon as possible following the execution of this Agreement, Purchaser shall order, at its own expense, an updated survey of the Real Property sufficient to enable the title company to issue an ALTA owner's policy of title insurance (the "Survey"). The Survey shall be certified as true and correct by the surveyor for the benefit of Purchaser and title company.

By the end of the Due Diligence Period, Purchaser shall notify (the “Title Notice”) Seller of any title exceptions or survey matters which adversely affect Purchaser's use, or the marketability of title to, the Real Property ("Disapproved Matters"). All other title exceptions set forth in the Commitment shall constitute the "Permitted Encumbrances". As a condition to the Closing, Seller shall use its reasonable efforts to remove, or cause to be removed, all Disapproved Matters or, in the alternative, obtain title insurance in a form satisfactory to Purchaser insuring against the effect of such Disapproved Matters. Notwithstanding the foregoing, Seller shall be obligated to remove all monetary encumbrances. Within five (5) days of receipt of the Title Notice, Seller shall notify Purchaser in writing of any Disapproved Matters which Seller is unable to cause to be removed or satisfactorily insured against and Purchaser shall then, within five (5) days thereafter, elect, by giving written notice to Seller, (i) to terminate this Agreement and have the Deposit returned to it, or (ii) to waive its disapproval of such exceptions or survey matters (such exceptions or survey matters shall then be deemed to be "Permitted Encumbrances"). Failure by the Purchaser to give the Seller said notice shall constitute a waiver by Purchaser of its rights to terminate this Agreement for title or survey objections and an acceptance of the Disapproved Matters.

5. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser that the following matters are true and correct as of the execution of this Agreement and will also be true and correct as of the Closing:

(a) OAKVIEW PLAZA NORTH, LLC, is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nebraska. This Agreement has been, and all the documents executed by Seller which are to be delivered to Purchaser at the Closing will be, duly authorized, executed and delivered by Seller and will be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally), will be sufficient to convey title (if they purport to do so), and will not violate any provisions of any agreement to which Seller is a party or to which the Property or Seller is subject. No consent, waiver or approval by any third party is required in connection with the execution and delivery by Seller of this Agreement or the performance by Seller of the obligations to be performed by Seller under this Agreement.

(b) To the best of Seller's knowledge, there are no material physical, structural, or mechanical defects in the Improvements, including, without limitation, the plumbing, heating, air conditioning and electrical systems and, to the best of Seller's knowledge, all such items are in good operating condition and repair, reasonable wear and tear excepted.

(c) To the best of Seller's knowledge, the use and operation of the Improvements and the Personal Property are in compliance with applicable building codes, environmental, zoning, subdivision, and land use laws, and other local, state and federal laws and regulations. Seller has received no notice from any governmental authority advising of a violation of any such laws or regulations.

(d) (i) To the best of Seller’s knowledge, the plans and specifications, certificate(s) of occupancy, warranties, and all other contracts or documents required to be delivered to Purchaser pursuant to this Agreement, are true, correct and complete copies, (ii) the certificate(s) of occupancy and warranties are in full force and effect, and (iii) all contracts or documents required to be delivered to Purchaser pursuant to this Agreement are in full force and effect, without material default by any party and without any right of set-off except as disclosed in writing at the time of such delivery. Seller specifically affirms that the operating statements, income and expense reports are true, correct and complete copies.

(e) The Rent Roll attached hereto as Exhibit B is true, correct and complete. As of the Closing, the Rent Roll delivered at the Closing will be true, correct and complete. The copies of the Leases delivered to Purchaser are true, correct and complete copies and are in full force and effect, without default by any party and without any right of setoff, except as expressly provided by the terms of such Leases or as disclosed to Purchaser in writing at the time of delivery. The copies of the Leases and other agreements with the tenants under the Leases (the "Tenants") delivered to Purchaser pursuant to this Agreement constitute the entire agreements with such Tenants relating to the Real Property, have not been amended, modified or supplemented, except for such amendments, modifications and supplements delivered to Purchaser, and there are no other leases or tenancy agreements affecting the Real Property.

(f) There are no brokerage leasing fees or commissions or other compensation due with respect to the existing leases (“Leasing Commissions”) except as specified in Exhibit F attached hereto.

(g) Exhibit G attached hereto is a true and complete schedule of all of the Contracts (as hereinafter defined in Section 7), true, complete and correct copies of which will have been delivered to Purchaser for Purchaser's approval within ten (10) days hereof. To the best of Seller's knowledge, the Contracts are in full force and effect, without default by any party and without any claims made for the right of setoff, except as expressly provided by the terms of such Contracts or as disclosed to Purchaser in writing at the time of such delivery. The Contracts constitute the entire agreements with such vendors relating to the Property, have not been amended, modified or supplemented, except for such amendments, modifications and supplements delivered to Purchaser, and there are no other agreements with any third parties (excluding, however, the Leases and Permitted Encumbrances) affecting the Property which will survive the Closing.

(h) To the best of Seller's knowledge, and except as disclosed to Purchaser in writing, there are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or threatened to be instituted, which would detrimentally affect the value of the Real Property or the use and operation of the Real Property for its intended purpose, and there are no assessments affecting the Real Property other than as set forth in the Commitment or as disclosed in Exhibit H attached hereto.

(i) Seller has received no notice advising that (i) any utility required by law for the present use and operation of the Property has not been installed across public property or valid easements to the boundary lines of the Real Property, or is not connected pursuant to valid permits, or (ii) such facilities are inadequate to service the Property or are not in good operating condition.

(j) To the best of Seller's knowledge, Seller has obtained all licenses, permits, easements, and rights-of-way, including proof of dedication, required from all governmental authorities having jurisdiction over the Real Property or from private parties for the present use and operation of the Real Property and to assure vehicular and pedestrian ingress to and egress from the Real Property at all access points currently being used.

(k) At the Closing, there will be no outstanding contracts made by Seller for the construction or repair of any improvements to the Improvements which have not been fully paid for and Seller shall cause to be discharged all construction liens arising from any labor or materials furnished to the Improvements prior to the Closing.

(l) To the best of Seller's knowledge, the Real Property is free from infestation by rodents, termites or other insects or animals.

(m) Seller does not use, treat, store or dispose of, and, to the best of Seller's knowledge, Seller has not permitted anyone else to use, treat, store or dispose of, whether temporarily or permanently, any hazardous or toxic materials ("Hazardous Materials") at, on or beneath the Real Property in violation of any federal, state or local law, regulation or ordinance. Seller has no knowledge of the presence, use, treatment, storage, release or disposal of any Hazardous Materials at, on or beneath the Real Property which has created or might create any liability of owners or occupants of the Real Property under any federal, state or local law or regulation or which would require reporting to a governmental agency. Except as disclosed in writing to Purchaser, no asbestos or PCBs are contained in or stored on the Real Property. To the best of Seller's knowledge, there are no storage tanks located in, on or under the Real Property.

(n) Seller has not received any notice from any insurance carrier or any of the Tenants of any defects or inadequacies in the Property, or in any portion thereof, which would adversely affect the insurability thereof or the cost of such insurance. Except as delivered to Purchaser, there are no pending insurance claims.

(o) Except as set forth in Exhibit H attached hereto, there are no pending or, to the best of Seller's knowledge, threatened legal proceedings or actions of any kind or character affecting the Property or Seller's interest therein. Except as delivered to Purchaser, there are no litigation documents relating to any of the matters set forth in Exhibit H.

(p) Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and Seller will furnish to Purchaser, prior to the Closing, an affidavit in the form attached hereto as Exhibit I (the “FIRPTA Affidavit”).

The representations and warranties made in this Agreement by Seller shall be continuing and shall be deemed remade by Seller as of the Closing with the same force and effect as if in fact made at that time. All representations and warranties made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing but shall survive the Closing for a period of six (6) months.

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller that this Agreement has been, and all the documents to be delivered by Purchaser to Seller at the Closing will be, duly authorized, executed and delivered by Purchaser, are, and in the case of the documents to be delivered will be, legal and binding obligations of Purchaser, are, and in the case of the documents to be delivered will be, enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally), and do not, and will not at the Closing, violate any provisions of any agreement to which Purchaser is a party.

7. SELLER'S DELIVERIES

(a) Seller has delivered, or will deliver to Purchaser no later than five (5) days after the Effective Date, the following documents:

(i) A current rent roll pertaining to the Real Property (the "Rent Roll") setting forth in respect of each Tenant space: the name of the Tenant occupying such space, the security deposit or other deposit paid by the Tenant, the number of square feet comprising such space, the term of the Lease for such space, the commencement date for the term of the Lease for such space, the annual rental rate per square foot for such space, the other charges payable by such Tenant (including charges for real estate taxes, operating expenses and similar items), the expiration date of the term of such Lease, whether such Tenant is entitled to and the number of years of any option to renew or lease additional space, whether any rents or other charges are in arrears or prepaid and the period to which arrearages or prepayments relate and the date of such Lease and all amendments thereof.

(ii) A statement of insurance coverage and premiums by policy type and copies of insurance policies for the fire, extended coverage and public liability insurance maintained by or for the benefit of Seller (the "Existing Insurance Policies"); provided that Seller need not deliver such Policies to the extent coverage is provided by Seller's blanket policies.

(iii) A copy of all income and expense statements, year end financial and monthly operating statements for the Property (the "Operating Statements") for the three (3) most recent full calendar years prior to the Closing and, to the extent available, the current year, and copies of operating budgets for the current fiscal year.

(iv) A copy of plans and specifications of the Improvements and any other plans and specifications relating to the Real Property in the possession or control of Seller.

(v) Copies of any inspection, soils, engineering, environmental or architectural notices, plans, diagrams, studies or reports in the possession or control of Seller which relate to the physical condition or operation of the Real Property or the Personal Property or recommended improvements thereto.

(vi) A copy of the bill or bills issued for the most recent year for which bills have been issued for all real estate taxes (including assessed value) and personal property taxes, and a copy of any and all notices in the possession or control of Seller pertaining to real estate taxes or assessments applicable to the Real Property or the Personal Property (the "Tax Bills").

(vii) A copy of all outstanding management, leasing, maintenance, repair, service, pest control and supply contracts (including, without limitation, janitorial, scavenger and landscaping agreements), equipment rental agreements, all contracts for repair or capital replacement to be performed at the Real Property, all contracts in Seller's possession or control for repair or capital replacement covering work performed at the Real Property during the three (3) years immediately preceding the date hereof if the contract price was in excess of $10,000, and any other contracts relating to or affecting the Property (other than Leases) which will be binding upon the Property or Purchaser subsequent to the Closing, all as amended (collectively, the "Contracts").

(viii) A copy of all Leases and any other agreements which are in effect thereto with the Tenants of the Real Property, all as amended, together with any financial statements of such Tenants to the extent such disclosure is not restricted by any applicable confidential agreement and to the extent such financial statements are in the possession or control of Seller.

(ix) Copies of all certificate(s) of occupancy, licenses, permits, authorizations and approvals in the possession or control of Seller which were obtained by Seller with respect to the Property, or any portion thereof, occupancy thereof or any present use thereof, including, without limitation, such permits as are necessary for the present operation of the Property with full use of all Improvements located thereon (the "Governmental Approvals").

(x) A copy of all guarantees and warranties relating to the Property in the possession or control of Seller.

(xi) Copies of pending insurance claims or litigation documents relating to the Property.

(xii) Any other documents and information in the possession or control of Seller reasonably requested by Purchaser and used or useful in connection with Seller's ownership or operation of the Property.

Notwithstanding anything to the contrary contained in this Agreement, in the event that Seller, despite its good-faith efforts, shall be unable to fully perform its obligations to deliver all of the documents and information as required under this Section 7, then Purchaser's sole remedy shall be the right to elect, by giving written notice to Seller, either (i) to terminate this Agreement and have the Deposit returned to it or (ii) to waive such failure to provide such documents and information and to consummate the transaction contemplated hereby with no adjustment in the Purchase Price. If Purchaser elects to terminate this Agreement, any money or documents shall be returned to the party depositing the same, and thereafter this Agreement shall become null and void with no further obligation on the part of either party.

At an appropriate time prior to the thirty (30) days after the Effective Date (the “Due Diligence Period”) and with prior reasonable notification to Seller, Purchaser, its agents and representatives shall be entitled: (i) to enter onto the Real Property during normal business hours to perform inspections and tests of the Real Property or the Personal Property, including all leased areas (subject to the rights of the Tenants) and structural and mechanical systems within the Improvements; (ii) to examine and copy any and all books and records maintained by Seller or its agents relating to receipts and expenditures pertaining to the Property since construction; (iii) subject to the terms of the Leases, to interview the Tenants during normal business hours; (iv) to examine for the presence or absence of hazardous or toxic materials, substances or wastes (collectively, “Hazardous Materials”); and (v) to review the documentation described in this subsection (a). Prior to entering upon the Land to make inspections, Purchaser shall provide and shall cause each third party making inspections to provide, to Seller liability insurance in the amount of $2,000,000. After making such tests and inspections, Purchaser agrees to promptly restore the Real Property and the Personal Property to their condition prior to such tests and inspections. Purchaser agrees to indemnify and hold harmless Seller from all loss, cost and expense (including reasonable attorneys’ fees) incurred, suffered by, or claimed against Seller by reason of any actual damage to the Real Property or the Personal Property or injury to persons caused by Purchaser and/or its agents, employees or contractors in exercising its rights under clauses (i) or (ii) above. The indemnification and hold harmless provisions of this Section 7 shall survive any termination of this Agreement. All such investigations and inspections shall be done in such a way as to minimize disruption of tenants’ business operations and interference with tenants generally.

In the event that all aspects of the Property are not acceptable to Purchaser in its sole discretion, Purchaser shall give written notice thereof to Seller and Escrow Agent prior to the expiration of the Due Diligence Period, the Initial Deposit shall be returned to Purchaser and this Agreement shall terminate and both Seller and Purchaser shall thereafter be relieved from any and all liability under this Agreement except for the Purchaser’s indemnification obligations under the preceding paragraph.

Failure of the Purchaser to give the Seller a letter objecting to any of the documentation described in subsection (a) of this Section 7 within the Due Diligence Period shall constitute a waiver by Purchaser of its right to terminate this Agreement because of the unacceptability of these items.

Purchaser shall give Seller written notice of those Contracts Purchaser desires Seller to terminate prior to Closing and Seller shall arrange to terminate those Contracts designated by Purchaser as of the Closing.

(b) PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5, SELLER IS SELLING AND PURCHASER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING, WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition of the Property, including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property’s use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence of Hazardous Materials on, under or about the Property or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the condition of title to the Property, (x) the Leases or Contracts, (xi) the economics of the operation of the Property and (xii) the accuracy of any third party reports delivered to the Purchaser.

(c) Without limiting the above, except with respect to a breach by Seller of any of the representations and warranties contained in Section 5.1 hereof or Seller’s obligations hereunder, or Seller’s fraud, Purchaser on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller’s affiliates, Seller’s investment manager, the partners, trustees, shareholders, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns, from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the physical condition of the Property or any law or regulation applicable thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), and the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.).

(d) The provisions of this Section 7 shall survive the Closing.

8. CONDITIONS PRECEDENT TO CLOSING

The following shall be conditions precedent to Purchaser's obligation to consummate the purchase and sale transaction contemplated herein ("Purchaser's Conditions Precedent"):

(a) (i)  Purchaser shall have received and approved, at or prior to the Closing, executed estoppel certificates substantially in the form provided by Purchaser’s lender from all of the Major Tenants (hereinafter defined) and from Tenants comprising 85% of the economic rent.

(ii) Purchaser shall have received and approved, at or prior to the Closing, executed subordination, non-disturbance and attornment agreements (“SNDAs”) substantially in the form provided to Seller during the Due Diligence Period from tenants designated by the Purchaser’s lender.

(b) Title shall have been approved by Purchaser under Section 4 with the title company standing ready to issue an owners policy of title insurance in the form customarily delivered in Nebraska insuring Purchaser's interest in the Land and Improvements, dated the day of the Closing, with liability in the amount of the Purchase Price, subject only to the Permitted Encumbrances, together with such endorsements as Purchaser reasonably may require (the "Title Policy").

(c) Seller shall have executed and delivered to Purchaser a certificate (the “Certificate”) attached hereto as Exhibit J updating the representations and warranties of Seller through Closing, which Certificate Seller covenants to deliver unless new matters or knowledge of a defect arises, in which case Seller shall deliver a Certificate stating such matter. Purchaser may then (i) waive such matter and consummate the transaction contemplated hereby or (ii) terminate this Agreement, in which case neither party shall have any further obligations or liabilities hereunder and any money or documents shall be returned to the party depositing the same.

(d) No Major Tenant shall be in default under its Lease, shall be involved as a debtor in a bankruptcy proceeding, shall have given notice that it is going dark or shall have gone dark, or shall have reduced its space or shall have given notice that it is reducing its space. Each of the following tenants is a Major Tenant: Dick’s Sporting Goods, Petsmart, Babies R Us, Famous Footwear, Beauty Brands and Old Navy.

(e) There shall be no Hazardous Materials at the Property that were not present at the end of the Due Diligence Period.

In the event that any Purchaser’s Condition Precedent is not satisfied, Purchaser shall give written notice thereof to the Seller and Escrow Agent, the Deposit shall be returned to the Purchaser and this Agreement shall terminate and both Seller and Purchaser shall thereafter be relieved from any and all liability under this Agreement except for the indemnification and hold harmless provisions contained in Section 7.

9. COVENANTS OF SELLER

Seller hereby covenants with Purchaser, as follows:

(a) Prior to the expiration of the Due Diligence Period, Seller shall neither execute any new Lease, nor terminate, renew, amend or modify any existing Lease without giving Purchaser written notice of the action being taken. After the expiration of the Due Diligence Period and prior to the Closing, Seller shall neither execute any new Lease, nor terminate, renew, amend or modify any existing Lease, without Purchaser's prior written consent, which consent shall be granted or withheld in Purchaser's good-faith, non-arbitrary business judgment. If Purchaser has not notified Seller within three (3) business days of receipt of a request for approval of its decision, Purchaser shall be deemed to have approved the matter. Subject to the foregoing, Seller shall diligently seek tenants for all space which is or will become vacant prior to the end of the month following the Closing. Prior to the Closing, Seller shall not accept from any Tenant payment of rent or other charges more than one month in advance or apply any security deposit to rent due from any Tenant, unless Seller shall first have obtained Purchaser's prior written consent. At the Closing, the security deposit provided for under each of the Leases shall be credited to Purchaser and no Tenant or any other party shall have any claim (other than for customary refund at the expiration of a Lease) to all or any part of any security deposit. Purchaser acknowledges that Seller is in the process of negotiating a letter of intent with The Avenue (the “Avenue Lease”) for 4,886 square feet at an initial base rent of $18.83 per square foot, triple net. Seller shall pay for all tenant improvements and leasing commissions associated with the Avenue Lease. The terms of the Avenue Lease shall be subject to Purchaser’s approval. Purchaser understands that Seller is negotiating a letter of intent with Ulta for 9,900 square feet (the “Ulta Lease”). Purchaser shall be responsible for all tenant improvements and leasing commissions associated with the Ulta Lease. The terms of the Ulta Lease shall be subject to Purchaser’s approval.

(b) Prior to the expiration of the Due Diligence Period, Seller shall not enter into any Contract with respect to the Property without giving Purchaser written notice of its execution. After the expiration of the Due Diligence Period and prior to the Closing, Seller shall not enter into any Contract with respect to the Property which will survive the Closing or will otherwise affect the use, operation or enjoyment of the Property after the Closing, unless Seller first shall have obtained Purchaser's prior written consent. If Purchaser has not notified Seller within three (3) business days of receipt of a request for approval of its decision, Purchaser shall be deemed to have approved the matter.

(c) The Existing Insurance Policies, or equivalent coverage, shall remain continuously in force through the day of the Closing.

(d) At all times prior to the Closing, Seller shall (i) operate and manage the Property in the same manner it presently operates and manages the Property, (ii) maintain present services, (iii) maintain the Property in good repair and working order, reasonable wear and tear excepted, and not make any material alterations or changes to the Improvements, (iv) keep on hand sufficient materials, supplies, equipment and other personal property for the efficient operation and management of the Property in a first class manner, and (v) perform when due all of Seller's material obligations under the Leases, the instruments securing any mortgage lien on the Property, Contracts, Governmental Approvals and other agreements relating to the Property and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the Property. After full execution of this Contract and until the Closing, Seller shall maintain all existing personnel on the Property in their current employment positions at their current rates of compensation. In the event of the Closing of the purchase of the Property, Purchaser shall not retain the existing employees and management agents of Seller for the Property, and, accordingly, on the Closing, Seller shall (i) cause all employment and management agreements respecting the Property to be terminated, and deliver evidence of such termination to Purchaser, and (iii) remove all employees and management personnel from the Property. Except for the obligation of Seller to use its reasonable efforts to fully enforce the material obligations of Tenants under the Leases, nothing contained in this Section 9(d) shall be deemed or construed as imposing any obligations of such Tenants onto Seller. Seller shall take steps to terminate, as of the day of the Closing, those of the Contracts designated in writing by Purchaser (no less than ten (10) days prior to Closing) which may by their terms be so terminated. None of the Personal Property shall be removed from the Real Property, unless replaced by Personal Property of equal or greater utility and value unless such Personal Property has no value.

(e) Seller shall pay in full, prior to the Closing, all bills and invoices for labor, goods, utility charges, material and services of any kind relating to the Property.

(f) Seller agrees to pay all Leasing Commissions at or prior to Closing except for Leasing Commissions with respect to new Leases (excluding the Avenue Lease), lease renewals, or exercises of expansion options, entered into after the date of this Agreement which shall be Purchaser’s obligation if the Closing occurs, except that if the new tenant is in occupancy prior to Closing, the Leasing Commission shall be prorated over the term of the lease. Except as disclosed in Exhibit F, all alterations, installations, decorations, other tenant improvements work required to be performed and all tenant improvement allowances which lessor under the Leases is obligated to pay to Tenants (collectively, the “Tenant Improvements”) prior to the Closing under the Leases or other agreements affecting the Property, have been, or by the Closing will be, completed and are, or by the Closing will be, paid in full. At the Closing, Purchaser shall receive a credit against the Purchase Price for the aggregate amount of all alterations, installations, decorations and other tenant improvement work required to be performed by lessor after the Closing under the Leases or other agreements affecting the Property as of the Closing Date, and all tenant improvement allowances which lessor is obligated to pay to Tenants after the Closing under the Leases or other agreements affecting the Property as of the Closing Date. Purchaser shall be obligated to pay for all Tenant Improvements with respect to new Leases (excluding the Avenue Lease) and expansions or renewals of existing Leases except that if the new tenant is in occupancy prior to Closing the Tenant Improvement costs shall be prorated over the term of the Lease.

(g) After the date hereof and prior to the Closing, other than as set forth in Section 9(a) above, no part of the Property, or any interest therein, shall be alienated, liened, encumbered or otherwise transferred. Seller shall make all payments of principal and interest required under any mortgages encumbering the Property due prior to the Closing.

(h) Seller agrees that it will, at any time and from time to time after the Closing, upon the reasonable request of Purchaser and at Purchaser's cost and expense, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for better assigning, transferring and conveying the Property to Purchaser.

(i) Upon Purchaser's request, for a period of six (6) months after the Closing, Seller shall make all Seller's records with respect to the Property available to Purchaser for inspection, copying and audit by Purchaser's designated accountants.

(j) Seller shall promptly notify Purchaser of any change in any condition with respect to the Real Property or of any event or circumstance which makes any representation or warranty of Seller to Purchaser under this Agreement materially untrue or misleading, or any covenant of Seller under this Agreement incapable or less likely of being performed.

(k) Seller shall not apply a tenant’s security deposit unless the tenant is out of its premises as of Closing.

(l) Seller shall deliver to Purchaser:

(i) an updated Rent Roll on a monthly basis;

(ii) updated operating statements on a monthly basis; and

(iii) copies of all notices of default sent to, or received from tenants or contractors under the Contracts.

(m) Seller shall promptly deliver to Purchaser a copy of any tax bill, notice of assessment, or notice of change in a tax rate affecting the Property;

(n) Seller shall not apply for, or consent to any change of or modification with respect to the zoning of, the Property without the Purchaser’s prior written consent.

10. SELLER'S CLOSING DOCUMENTS

At the Closing, Seller shall deliver to Purchaser the following, in form and substance acceptable to Purchaser:

(a) A special warranty deed executed by Seller (the "Deed"), in recordable form, conveying the Property to Purchaser, free and clear of all liens, encumbrances, security interests, options and adverse claims of any kind or character except the Permitted Encumbrances and matters arising by or through Purchaser.

(b) A Bill of Sale, executed by Seller (the "Bill of Sale") in the form attached hereto as Exhibit K, transferring, conveying and assigning and warranting to Purchaser, the Personal Property, free and clear of all liens, encumbrances, security interests, options and adverse claims of any kind or character other than the Permitted Encumbrances, together with the original certificates of title thereto, if any.

(c) An assignment (the "Contract Assignment") in the form attached hereto as Exhibit L, executed by Seller, to Purchaser, of (i) those of the Contracts which Purchaser has elected in writing to assume (the "Assigned Contracts") with the agreement of Seller to indemnify, protect, defend and hold Purchaser harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees) arising in connection with the Assigned Contracts and related to the period prior to the Closing and a comparable indemnity from Purchaser relating to the period following the Closing, (ii) any and all guarantees and warranties used or made in connection with the operation, construction, improvement, alteration or repair of the Property, and (iii) all right, title and interest of Seller and its agents in and to the Intangible Personal Property (including the Governmental Approvals to the extent assignable).

(d) An assignment of lessor's interest in the Leases (the "Lease Assignment") in the form attached hereto as Exhibit M, executed by Seller, to Purchaser, together with an agreement by Seller to indemnify, protect, defend and hold Purchaser harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees) arising in connection with the Leases relating to the period prior to the Closing and a comparable indemnity from Purchaser relating to the period following the Closing.

(e) To the extent not previously delivered to Purchaser, originals of the Leases, the Contracts which have not been terminated pursuant to Section 9(d), certificate(s) of occupancy and other instruments evidencing the Governmental Approvals in Seller's possession or, if such originals are not available, copies certified by Seller to be true, correct and complete copies of such originals.

(f) Any keys in the possession of Seller to all locks located in the Property.

(g) Letters executed by Seller and Seller's management agent, if any, addressed to all Tenants, in form of Exhibit N attached hereto, notifying and directing payment of all rent and other sums due from Tenants from and after the date of the Closing to be made at Purchaser's direction.

(h) (i) The tenant estoppel certificates required by Section 8(a)(i) addressed to Purchaser from substantially all of the Tenants dated not more than thirty (30) days prior to the Closing.

(ii) The SNDAs required by Section 8(a)(ii).

(i) Reasonable proof of the due authorization, execution and delivery by Seller of this Agreement and the documents delivered by Seller pursuant hereto.

(j) A Rent Roll, prepared as of the day of the Closing, certified by Seller to be true and correct through the day of the Closing.

(k) The FIRPTA Affidavit.

(l) The Certificate.

(m) Any other documents, instruments or agreements called for hereunder which have not previously been delivered or which may be required by the Escrow Agent to issue the Title Policy.

(n) If there are non-cash security deposits (i) an escrow agreement pursuant to which an amount equal to the non-cash security deposits is to be held in escrow pending transfer of the non-cash security deposits to the Purchaser (the “Security Deposit Escrow Agreement”) and (ii) documents and transfer fees transferring the non-cash security deposits.

(o) In the event that the Avenue Lease is not executed at closing an escrow agreement whereby $800,000 (the “Escrowed Funds”) is held in escrow by the Escrow Agent for up to five years (the “Escrow Agreement”). The Escrowed Funds are comprised of $550,000 for base rental and CAM charges, $250,000 for tenant improvements and leasing commissions. The Escrow Agreement shall provide that the Escrow Agent shall disburse to Purchaser (i) monthly on the 1st day of each month, commencing ninety days following Closing, 1/60 of the amount escrowed for base rent and CAM charges until a tenant is in occupancy and paying rent and (ii) money to pay for tenant improvements and leasing commissions on an as needed basis. If no tenant has occupied the premises at the end of the five year term, any undisbursed Escrowed Funds shall be released to the Purchaser. Upon occupancy by a tenant and the commencement of rent payments, any undisbursed Escrowed Funds held by Escrow Agent attributable to base rent and CAM charges shall be released to the Seller. If a tenant occupies the space any unused portion of the Escrowed Funds attributable to tenant improvements and leasing commissions will be disbursed to the Seller. If no tenant occupies the space, the unused portion of the Escrowed Funds attributable to tenant improvements and leasing commissions will be disbursed to the Purchaser.

11. PURCHASER'S CLOSING DOCUMENTS

At the Closing, Purchaser shall deliver to Seller:

(a) An executed counterpart of the Contract Assignment.

(b) An executed counterpart of the Lease Assignment.

(c) The Purchase Price by wire transfer net of all prorations and adjustments as provided herein provided, however, if the Avenue Lease has not been executed by the time set for Closing, the additional sum of $100,000 of the Purchase Price shall be held by Escrow Agent to be released to Seller when the Avenue Lease is executed. In the event that the Avenue Lease has not been executed within ninety (90) days following Closing, the $100,000 escrow shall be released to Purchaser. In the event that the Avenue Lease is executed within ninety (90) days following Closing the $100,000 shall be released to Seller.

(d) Reasonable proof of the authority of Purchaser's signatories.

(e) An executed counterpart of the Security Deposit Escrow Agreement.

(f) An executed counterpart of the Escrow Agreement.

(g) Any other documents, instruments or agreements reasonably necessary to close the transaction as contemplated by this Agreement.

12. PRORATIONS AND ADJUSTMENTS

The following shall be prorated and adjusted between Seller and Purchaser as of the day of the Closing, except as otherwise specified:

(a) Collected Rents and other charges, other than for Tenants who owe Delinquent Rents (as hereinafter defined), for the month in which Closing occurs, shall be prorated by credit to Purchaser. Prepaid rents and other charges shall be credited to Purchaser. Rents unpaid for the month in which the Closing occurs, which are uncollected as of Closing but which are received within the month in which the Closing occurs shall be prorated. Rents and other charges which at the Closing are thirty (30) or more days past due ("Delinquent Rents") shall not be prorated, but are the property of Seller, subject to the following: Rents and other amounts received by Purchaser within thirty (30) days after the Closing from a Tenant owing Delinquent Rents shall be applied (i) first, to all Purchaser's costs of collection incurred with respect to such Tenant (including reasonable attorneys' fees); (ii) second, to rents due for the month in which such payment is received by Purchaser; (iii) third, to rents attributable to any period after the Closing which are past due on the date of receipt; and (iv) then, to Delinquent Rents. Seller shall promptly remit to Purchaser all sums received by Seller from Tenants after the Closing other than for rents for which Purchaser received credit hereunder.

(b) The amount of all security and other Tenant deposits and interest due thereon, if any, shall be credited to Purchaser.

(c) Accrued general real estate, personal property and ad valorem taxes and assessments for the current tax year shall be prorated in accordance with custom in the City of Omaha, Nebraska; that is, due to the fact that the County and City levy included in each year’s real estate tax assessment are for different years, all real estate taxes that would first become delinquent in the event of non-payment in the year of closing shall be pro-rated to the Closing Date. Seller shall pay all prior year’s taxes and Purchaser shall pay all subsequent year’s taxes.

(d) Such other items that are customarily prorated in transactions of this nature (including, without limitation, any utilities paid by Seller under the Leases) shall be prorated. Seller shall pay documentary stamp taxes on the Deed.

(e) To the extent that Tenants are reimbursing the landlord for common area maintenance and other operating expenses (collectively, “CAM Charges”), CAM Charges shall be prorated at Closing and again subsequent to Closing, as of the date of Closing on a lease-by-lease basis with each party being entitled to receive a portion of the CAM Charges payable under each Lease for the CAM Lease Year in which Closing occurs, which portion shall be equal to the actual CAM Charges incurred during the party’s respective periods of ownership of the Property during the CAM Lease Year. As used herein, the term “CAM Lease Year” means the twelve (12) month period as to which annual CAM Charges are owed under each Lease. Five (5) days prior to Closing the Seller shall submit to Purchaser an itemization of its actual CAM Charges operating expenses through such date and the amount of CAM Charges received by the Seller as of such date, together with an estimate of CAM Charges to be incurred to, but not including, the Closing Date. In the event that the Seller has received CAM Charges payments in excess of its actual CAM Charges operating expenses, the Purchaser shall be entitled to receive a credit against the Purchase Price for the excess. In the event that the Seller has received CAM Charges payments less than its actual CAM Charges operating expenses, to the extent that the Leases provide for a “true up” at the end of the CAM Lease Year, the Seller shall be entitled to receive any deficit but only after the Purchaser has received any true up payment from the Tenant. Upon receipt by either party of any CAM Charge true up payment from a Tenant, the party receiving the same shall provide to the other party its allocable share of the “true up” payment within five (5) days of the receipt thereof.

To assist the Purchaser in preparing “true up” reconciliation at the end of the CAM Lease Year, the Seller shall deliver to the Purchaser at Closing records of all of the Seller’s CAM Charge expenditures.

(f) Any percentage rents due or paid under any of the Leases (“Percentage Rent”) shall be prorated between Purchaser and Seller outside of Closing as of the Closing Date on a Lease-by-Lease basis, as follows; (a) Seller shall be entitled to receive the portion of the Percentage Rent under each Lease for the Lease Year in which Closing occurs, which portion shall be the ratio of the number of days of said Lease Year in which Seller was Landlord under the Lease to the total number of days in the Lease Year, and (b) Purchaser shall receive the balance of Percentage Rent paid under each Lease for the Lease Year. As used herein, the term “Lease Year” means the twelve (12) month period as to which annual Percentage Rent is owed under each Lease. Upon receipt by either Purchaser or Seller of any gross sales reports (“Gross Sales Reports”) and any full or partial payment of Percentage Rent from any tenant of the Property, the party receiving the same shall provide to the other party a copy of the Gross Sales Report and a check for the other party’s prorata share of the Percentage Rent within five (5) days of the receipt thereof. In the event that the Tenant only remits a partial payment, then the amount to be remitted to the other party shall be its prorata share of the partial payment. Nothing contained herein shall be deemed or construed to require either Purchaser to Seller to pay to the other party its prorata share of the Percentage Rent prior to receiving the Percentage Rent from the Tenant, and the acceptance or negotiation of any check for Percentage Rent by either party shall not be deemed a waiver of that party’s right to contest the accuracy or amount of the Percentage Rent paid by the Tenant.

(g) Any lease termination fees paid by a tenant after the Effective Date shall be credited to the Purchaser.

The provisions of this Section 12 shall survive the Closing.

Purchaser shall be deemed to be the owner of the Property and, therefore, entitled to the income from the Property and responsible for the expenses of the Property for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing. To the extent information necessary to make such prorations is not available at the Closing, the amount of such prorations shall be subject to adjustment in cash after the Closing as and when complete and accurate information becomes available. Seller and Purchaser agree to cooperate and use their best efforts to make such adjustments no later than thirty (30) days after the Closing. Except as set forth in this Section 12, all items of income and expense for the period prior to the Closing Date will be for the account of Seller and all items of income and expense for the period on and after the Closing Date will be for the account of Purchaser, all as determined by the accrual method of accounting. Bills received after the Closing Date which relate to expenses incurred, services performed or other amounts allocable to the period prior to the Closing Date shall be paid by Seller.

13. CLOSING

The purchase and sale contemplated herein shall close at the offices of the Escrow Agent on or about forty (40) days after the expiration of the Due Diligence Period or at such other time, date and place as the parties shall mutually agree. As used herein, the terms "Closing" and "Closing Date" shall mean the date on which Escrow Agent (i) has received all funds and all documents (properly executed and acknowledged, as necessary) required hereunder, (ii) is unconditionally and irrevocably committed to deliver the Title Policy, and (iii) has taken all actions necessary to consummate the transaction contemplated by this Agreement. The Closing Date shall be extended without payment of any extension fee due to acts of terrorism or acts of war.

14. CLOSING COSTS

Seller shall pay one half (½) of the cost of the Title Policy and the cost of title endorsements which are used for title curative purposes under Section 4. Purchaser shall pay one half (½) of the cost of the Title Policy and the cost of any additional title endorsements ordered by Purchaser other than an endorsement for title curative purposes under Section 4, and the cost of the Survey. The parties responsible for paying the cost to record the Deed shall be determined by the Escrow Agent in accordance with the custom in Omaha, Nebraska. Each party shall bear the expense of its own counsel. Real Estate taxes shall be pro-rated as of the Closing Date in accordance with the custom in the city of Omaha, Nebraska.

15. LOSS BY FIRE, OTHER CASUALTY OR CONDEMNATION

(a) In the event that prior to the Closing, the Improvements, or any part thereof, are destroyed or materially damaged (as defined in Section 15(e)), Purchaser shall have the right, exercisable by giving notice to Seller within fifteen (15) days after receiving written notice of such damage or destruction, either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder except any indemnification obligations of Purchaser and the Deposit shall be returned to Purchaser and any documents shall be returned to the party depositing the same, or (ii) to accept the Improvements in their then condition and to proceed with the Closing with an abatement or reduction in the Purchase Price in the amount of the deductible for the applicable insurance coverage, and to receive an assignment of all of Seller's rights to any insurance proceeds payable by reason of such damage or destruction. If Purchaser elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Purchaser's prior written consent.

(b) In the event that prior to the Closing there is any non-material damage to the Improvements, or any part thereof, Seller shall repair or replace such damage prior to the Closing. Notwithstanding the preceding sentence, in the event Seller is unwilling or unable to repair or replace such damage, Seller shall notify Purchaser of such fact ("Seller's Notice") and Purchaser thereafter shall have the right, exercisable by giving Seller notice within fifteen (15) days after receiving Seller's Notice either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder except any indemnification obligations of Purchaser and the Deposit shall be returned to Purchaser and any documents shall be returned to the party depositing the same, or (ii) to accept the Improvements in their then condition with an abatement or reduction in the Purchase Price in the amount of the deductible for the applicable insurance coverage and proceed with the Closing, in which case Purchaser shall be entitled to an assignment of all of Seller’s rights to insurance proceeds payable by reason of such non-material damage. For purposes of contemplating any repairs or replacements under this Section 15(b), the Closing may be extended for a reasonable time to allow such repairs or replacements to be made by Seller.

(c) In the event that prior to the Closing, all or any material portion (as defined in Section 15(e)) of the Land and Improvements are subject to a taking by public authority, Purchaser shall have the right, exercisable by giving notice to Seller within fifteen (15) days after receiving written notice of such taking, either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder except any indemnification obligations of Purchaser and the Deposit shall be returned to Purchaser and any documents shall be returned to the party depositing the same, or (ii) to accept the Land and Improvements in their then condition, without a reduction in the Purchase Price, and to receive an assignment of all of Seller's rights to any condemnation award payable by reason of such taking. If Purchaser elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such award without Purchaser's prior written consent.

(d) In the event that prior to the Closing, any non-material portion of the Land or Improvements is subject to a taking, Purchaser shall accept the Property in its then condition and proceed with the Closing, in which case Purchaser shall be entitled to an assignment of all of Seller's rights to any award in connection with such taking. In the event of any such non-material taking, Seller shall not compromise, settle or adjust any claims to such award without Purchaser's prior written consent.

(e) For the purpose of this Section 15, damage to the Improvements or a taking of a portion thereof shall be deemed to involve a material portion thereof if the reasonably estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect of such taking shall exceed One Hundred Thousand Dollars ($100,000) or if the damage to the Improvements or the taking gives a Major Tenant the right to terminate its Lease.

(f) In the event of material or non-material damage to the Improvements which is non-insured and Purchaser elects to proceed to Closing, Purchaser shall receive a credit at Closing in the amount of the uninsured loss, provided, however, if the amount of the uninsured loss exceeds $250,000, the Seller shall have the right to terminate this Agreement and the Deposit shall be returned to Purchaser and any documents shall be returned to the party depositing the same.

(g) Seller agrees to give Purchaser prompt notice of any taking, damage or destruction of the Land or Improvements.

(h) The provisions of this Section 15 shall survive the Closing.

16. DEFAULT

(a) The parties agree that, in the event of a default by Purchaser under this Agreement, the damages suffered by Seller would be difficult to ascertain. Seller and Purchaser agree that, in the event of a default by Purchaser, Seller's sole remedy shall be to terminate this Agreement and retain the Deposit as liquidated damages, and Seller hereby specifically waives the right to seek specific performance of this Agreement by Purchaser.

(b) In the event of a default hereunder by Seller, Purchaser shall have at its option either to (i) bring an action for specific performance of this Agreement or (ii) terminate this Agreement, and have the Deposit returned to it and be reimbursed for its actual out-of-pocket due diligence expenses. In the event of a willful default by Seller, in addition to receiving the Deposit and reimbursement for its actual out-of-pocket due diligence expenses, Purchaser shall be reimbursed for any non-refundable fees paid to its Lender, including, but not limited to fees for third party reports, attorneys, rate lock, application and commitment fees in which case neither party shall have any further rights or obligations hereunder except any indemnification obligations of Purchaser.

17. INDEMNIFICATION

(a) Seller hereby agrees to indemnify, hold harmless and defend Purchaser and any successor in interest (the "Indemnified Parties") from and against:

(i) any loss, liability or damage suffered or incurred by the Indemnified Parties because any representation or warranty made by Seller in this Agreement was incorrect in any material respect or as a result of any legal action filed against Purchaser as a result of events arising at the Property prior to Closing and not caused by Purchaser; and

(ii) all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Indemnified Parties in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 17(a).

(b) Purchaser hereby agrees to indemnify, hold harmless and defend Seller from and against:

(i) any loss, liability or damage suffered or incurred by Seller because any representation or warranty made by Purchaser in this Agreement was incorrect in any material respect; and

(ii) all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 17(b).

(c) The provisions of this Section 17 shall survive the Closing.

18. BROKERS

(a) Seller shall be solely responsible for brokerage commissions due Investors Realty Inc. (the "Broker"). Seller represents and warrants to Purchaser that no other brokerage commissions, finder's fees or other compensation is due or payable by reason of the actions of Seller with respect to the transaction contemplated hereby. Seller agrees to indemnify and hold Purchaser harmless from and against any losses, damages, costs and expenses (including attorneys' fees) incurred by Purchaser by reason of any breach or inaccuracy of the representation and warranty contained in this Section 18(a).

(b) Purchaser represents and warrants to Seller that Purchaser has not entered into any agreement or incurred any obligation which might result in the obligation to pay any brokerage commission, finder's fee or other compensation with respect to the transaction contemplated hereby. Purchaser agrees to indemnify and hold Seller harmless from and against any losses, damages, costs and expenses (including attorneys' fees) incurred by Seller by reason of any breach or inaccuracy of the representation and warranty contained in this Section 18(b).

(c) The provisions of this Section 18 shall survive the Closing.

19. MISCELLANEOUS

(a) Each individual and entity executing this Agreement hereby represents and warrants that he or it has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf he or it is executing this Agreement to the terms hereof. Seller and/or Purchaser may elect to qualify this transaction as a part of an Exchange under the provisions of § 1031 of the Internal Revenue Code and the regulations under such section. Seller and Purchaser each agrees to cooperate with any such exchange under a Qualified Intermediary Exchange provided that the monetary and other obligations of either Seller or Purchaser shall not be increased above those as provided in this Contract, and provided that neither party shall be required to take legal title to any other property to effect such exchange with the exchange to be qualified through an intermediary taking title to exchange properties.

(b) This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to the matters contained in this Agreement. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or in behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

(d) Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by personal service (including express or courier service) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

Seller:
Oakview Plaza North, LLCc, a Nebraska limited liability
company, Frank R. Krejci and Vera Jane Krejci, husband
and wife, and George W. Venteicher and Susan J.
Venteicher, husband and wife
2533 North 117th Ave., Suite 101
Omaha, NE 68164

With copies to:	Ember Grummons
Investors Realty, Inc.
11301 Davenport Street
Omaha, NE 68154

Purchaser:	Lightstone Real Estate Partners, LLC
326 Third Street
Lakewood, NJ 08701
Attn: David Lichtenstein and Angela Olsen

Any party may change its address for notice by written notice given to the other in the manner provided in this Section. Any such communication, notice or demand shall be deemed to have been duly given or served on the date personally served, if by personal service, or on the date shown on the return receipt or other evidence of delivery, if mailed.

(e) The parties agree to execute such instructions to the Escrow Agent and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

(f) The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

(g) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

(h) The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement.

(i) This Agreement shall be governed by and construed in accordance with the laws of the State.

(j) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns; provided, however, that neither this Agreement nor any of the rights or obligations of Seller hereunder shall be transferred or assigned by Seller without the prior written consent of Purchaser. Purchaser shall have the right to assign all of its right, title and interest under this Agreement without the prior written consent of Seller to an entity managed or controlled by Purchaser or an affiliate of Purchaser.

(k) All Exhibits attached hereto are incorporated herein by reference.

(l) Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other, it being the intention of the parties to merely create the relationship of seller and purchaser with respect to the Property to be conveyed as contemplated hereby.

(m) This Agreement shall not be recorded or filed in the public land or other public records of any jurisdiction by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

(n) Purchaser, during its inspection of the Real Property, agrees not to notify or advise of the existing tenants of the Real Property that the Real Property is for sale until such time as all conditions precedent to closing have been satisfied.

(o) During the period from the Effective Date until the Closing or this Agreement is terminated, Seller agrees not to market the Property for sale, accept any offer for purchase, offer the Property for joint venture, apply for any financing, divulge to any potential purchaser or joint venturer or lender any written material with respect to the Property nor divulge nor communicate in any way to any potential purchaser or joint venturer or lender with respect to the Property, any information with respect to the Property.

(p) Unless provided to the contrary in any particular provision, all time periods shall refer to calendar days and shall expire at 5:00 p.m. Eastern Time on the last of such days; provided, however, that if the time for the performance of any obligation expires on a day which is not a business day (Saturday, Sunday and days on which banks in the state where the Property is located are closed), the time for performance shall be extended to the next business day.

(q) The Seller acknowledges that Purchaser intends to assign all of its rights, title and interest in and to this Agreement. The assignee may be a publicly registered company (“Registered Company”) promoted by the Purchaser. The Seller acknowledges that it has been advised that if the purchaser is a Registered Company, the assignee is required to make certain filings with the Securities and Exchange Commission (the “SEC Filings”) that relate to the most recent pre-acquisition fiscal year (the “Audited Year”) for the Property. To assist the assignee in preparing the SEC Filings, the Seller agrees to provide the assignee with the following:

1.	Access to bank statements for the Audited Year;

2.	Rent Roll as of the end of the Audited Year;

3.	Operating Statements for the Audited Year;

4.	Access to the general ledger for the Audited Year;

5.	Cash receipts schedule for each month in the Audited Year;

6.	Access to invoice for expenses and capital improvements in the Audited Year;

7.	Copies of all insurance documentation for the Audited Year;

8.	Copies of accounts receivable aging as of the end of the Audited Year and an explanation for all accounts over 30 days past due as of the end of the Audited Year;

9.	Signed representation letter at the end of the field work; and

10.	The percentage occupancy rate for the last five years and the effective annual rental per square foot or unit for each of the five years preceding the filing date.

The provisions of this subsection (q) shall survive the Close of Escrow.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SELLER:	OAKVIEW PLAZA NORTH, LLC, a Nebraska limited liability company,

	By:	/s/ George W. Venteicher
George W. Venteicher
Its: Member

	By:	/s/ Frank R. Krejci
Frank R. Krejci
Its: Member

	By:	/s/ George W. Venteicher
George W. Venteicher

	By:	/s/ Susan J. Venteicher
Susan J. Venteicher

	By:	/s/ Frank R. Krejci
Frank R. Krejci

	By:	/s/ Vera Jane Krejci
Vera Jane Krejci

PURCHASER:	LIGHTSTONE VALUE PLUS REIT, LP

By: LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC., its general partner

	By:	/s/ Angela Mirizzi-Olsen
Angela Mirizzi, Vice President

EXHIBIT A

Legal Description of the Land

A-1

EXHIBIT B

Rent Roll

B-1

EXHIBIT C

List of Personal Property

C-1

EXHIBIT D

List of Intangible Personal Property

D-1

EXHIBIT E

Form of Escrow Agreement

THIS ESCROW AGREEMENT is entered into as of this ____ day of _______, 200__, by and among ________________________________, a _______ ______________ (the "Seller"), _______________________ (the "Purchaser") and ___________________ ________________________________ (hereinafter "Escrow Agent");

RECITALS

WHEREAS, Purchaser and Seller have entered into a certain Purchase and Sale Agreement of even date (hereinafter called the "Contract"); and

WHEREAS, Paragraph 3 of said Contract provides for the payment of _______________________________ Dollars ($___________) to Escrow Agent for the Escrow Agent to hold and apply in accordance with a written escrow agreement (this "Agreement");

NOW, THEREFORE, in consideration of the agreements set forth in the Contract and the mutual covenants set forth herein, the parties hereto hereby agree as follows:

1. Escrow Agent acknowledges receipt of a check, payable to its order, in the amount of Five Hundred Thousand Dollars ($500,000). Such funds, together with any other deposit made under the Contract, are herein called the "Escrow Funds." Escrow Agent agrees to hold, administer, and disburse the Escrow Funds pursuant to this Agreement. Escrow Agent shall invest such funds as directed by the Purchaser and Seller and interest will be credited to Purchaser whose taxpayer identification number is _________________. Interest or other income earned on the Escrow Funds shall become part of the Escrow Funds. Escrow Agent's fee shall be paid equally by Purchaser and Seller, which Escrow Agent may charge against the Escrow Funds.

2. At such time as Escrow Agent receives written notice from either Purchaser or Seller, or both, setting forth the identity of the party to whom the Escrow Agent is to disburse such Escrow Funds (or portions thereof) and further setting forth the specific section or paragraph of the Contract pursuant to which the disbursement of such Escrow Funds (or portions thereof) is being requested, Escrow Agent shall disburse such Escrow Funds pursuant to such notice; provided, however, that if such notice is given by either Purchaser or Seller but not both, Escrow Agent shall (i) promptly notify the other party (either Purchaser or Seller as the case may be) that Escrow Agent has received a request for disbursement, and (ii) withhold disbursement of such Escrow Funds for a period of ten (10) days after receipt of such notice of disbursement. If Escrow Agent receives written notice from either Purchaser or Seller within said ten (10) day period which notice countermands the earlier notice of disbursement, then Escrow Agent shall withhold such disbursement until both Purchaser and Seller can agree upon a disbursement of such Escrow Funds. Purchaser and Seller agree to send to the other, pursuant to Paragraph 6 below, a duplicate copy of any written notice sent to Escrow Agent and requesting any such disbursement or countermanding a request for disbursement.

3. In performing any of its duties hereunder, Escrow Agent shall not incur any liability for any damages, losses, or expenses, except for gross negligence or willful misconduct, and it shall accordingly not incur any such liability for (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions in this Agreement.

4. Notwithstanding the provisions of Paragraph 2 above, in the event of a dispute between Purchaser and Seller sufficient in the sole discretion of Escrow Agent to justify its doing so or in the event that the Escrow Agent has not disbursed the Escrow Funds on or before December 31, ____, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Escrow Funds, together with such legal pleadings as Escrow Agent may deem appropriate, and upon such action the Escrow Agent shall be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof.

5. Purchaser and Seller agree to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including, without limitation, reasonable costs of investigation and legal counsel fees, which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof.

6. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier (at no charge to the addressee), hand, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

SELLER:	_______________________
_______________________
_______________________

With a copy to:	_______________________
_______________________
_______________________

PURCHASER:	_______________________
_______________________
_______________________

With a copy to:	Hirschler Fleischer,
A Professional Corporation
701 East Byrd Street
Richmond, Virginia 23219
Attention: David F. Belkowitz, Esquire

ESCROW AGENT:	_______________________
_______________________
_______________________
_______________________

Any notice or other communication given as hereinabove provided shall be deemed effectively given or received on the date of delivery, if delivered by hand or by overnight courier, or otherwise on the third (3rd) business day following the postmark date of such notice or other communication.

7. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns. Any and all rights granted to any of the parties hereto may be exercised by their agents or personal representatives.

8. Time is of the essence in this Agreement.

9. This Agreement is governed by and is to be construed under the laws of the Commonwealth of Virginia and may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SELLER:	________________________,
a ________ ___________

By: ____________________________
________________________

PURCHASER:	________________________________
__________________

ESCROW AGENT:	______________________________
______________________________

By:___________________________
________________

EXHIBIT F

Schedule of Commissions

F-1

EXHIBIT G

Schedule of Contracts

G-1

EXHIBIT H

Schedule of Litigation and Disclosure Items

H-1

EXHIBIT I

Form of
Certification of Nonforeign Status

____________________________________, a ____________________ ("Seller"), is the transferor of that certain real property located in the ___________ ___________ _____________ of _____________, State of Nebraska and more particularly described in Exhibit A attached hereto (the "Property"). The street address of the Property is __________________________________________________.

Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax will not be required in connection with the disposition of the Property pursuant to that certain Purchase and Sale Agreement dated as of _________ __, ____, by and between Seller and _______________, the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder;

2. Seller's U.S. employer identification number is ______________; and

3. Seller's address is c/o _____________________________, _________________________________, _________, __________ _____.

It is understood that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Date: _______________, ____	SIGNATURE: ___________________________

I-1

EXHIBIT J

Certificate

This Certificate is made as of the _______ day of ____________, 20___ by __________________ (“Seller”), and is delivered to _______________________ (“Purchaser”), as assignee of __________________, _____________________ (the “Original Purchaser”) pursuant to Section 8(b) of that certain Purchase and Sale Agreement dated ______________, 200_, between Seller and Original Purchaser (the “Purchase Agreement”). Seller hereby certifies to Purchaser that all of the Seller’s representations and warranties contained in the Purchase Agreement are true and correct as of the date hereof.

WITNESS the following signature:
____________________________________

By:_________________________________
Its:_________________________________

J-1

EXHIBIT K

Form of Bill of Sale

For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the undersigned, _______________________, a ____________________ ("Seller"), does hereby give, grant, bargain, sell, transfer, assign, convey and deliver to __________________, a _____________ ("Purchaser"), all of the assets of Seller described on Schedule 1 attached hereto.

Seller hereby represents and warrants that it is the lawful owner of all of the assets transferred hereunder, free and clear of all mortgages, claims, liens, security interests, or encumbrances of any nature whatsoever, that Seller has the right to sell and transfer such assets to Purchaser, and that Seller will warrant and defend the same against the claims and demands of any and all persons, firms and entities.

Except as otherwise represented herein, the assets transferred hereby are conveyed AS-IS WHERE-IS WITHOUT ANY REPRESENTATION OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER.

Seller hereby covenants that it will, at any time and from time to time upon written request therefor, at Purchaser's sole expense and without the assumption of any additional liability thereby, execute and deliver to Purchaser, its nominees, successors and/or assigns, any new or confirmatory instruments and do and perform any other acts which Purchaser, its nominees, successors and/or assigns, may reasonably request in order to fully assign and transfer to and vest in Purchaser, its nominees, successors and/or assigns, and protect its or their rights, title and interest in and enjoyment of, all of the assets of Seller intended to be transferred and assigned hereby, or to enable Purchaser, its nominees, successors and/or assigns, to realize upon or otherwise enjoy any such assets.

All references to "Seller" and "Purchaser" herein shall be deemed to include their respective nominees, successors and/or assigns, where the context permits.

Dated: _________ ___, ____	SELLER:

__________________________,
a _________________________

By: ______________________
Its: ______________________

SCHEDULE 1 TO BILL OF SALE

Schedule of Personal Property

All personal property of Seller located on, in, or used or useful in connection with that certain real property (the "Real Property") located in the County of ________________, State of Nebraska, commonly known as Oakview Plaza North and South, which Real Property is more particularly described in Schedule 2 attached hereto.

SCHEDULE 2 TO BILL OF SALE

Legal Description of Real Property

EXHIBIT L

Form of Contract Assignment

This Assignment (this "Assignment") is made as of __________ ___, _____, by and between ___________________________, a ____________________ ("Assignor"), and ________________________, a _________________________ ("Assignee").

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, sells, transfers and assigns unto Assignee all of the rights, title and interest of Assignor in, to and under any and all of the following items, to the extent that they are related to that certain real property located in the County of ________, State of Nebraska, which is more particularly described in Exhibit A attached hereto (the "Real Property"):

(a) contracts or agreements, if any, to the extent that they relate to the Real Property, or improvements thereon (including, but not limited to, maintenance or utility contracts), including, but not limited to, those contracts described in Exhibit B attached hereto;

(b) warranties, guarantees and indemnities (including, without limitation, those for workmanship, materials and performance) which exist or may hereafter exist, from, by or against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating to the Real Property, or the improvements thereon;

(c) plans, drawings, and specifications for the improvements to the Real Property; and

(d) all intangible property used or useful in connection with the Real Property or the improvements thereon, including, without limitation, all trademarks, trade names (including, without limitation, the exclusive right to use the name Oakview Plaza North and South), and the contract rights, guarantees, licenses, permits (to the extent transferable) and warranties more particularly described in Exhibit C attached hereto.

Assignor does, for itself and its successors, covenant and agree to warrant and defend the title to the property hereby assigned against the just and lawful claims and demands of all persons whomsoever and Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, demands, damages, losses, liability, costs and expenses (including reasonable attorneys' fees) arising in connection with the agreements described in paragraph (a) above and related to the period prior to the date hereof. Assignee hereby accepts the foregoing assignment and agrees to assume any executory obligations of Assignor in connection with the agreements described in paragraph (a) above and to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, damages, losses, liability, costs and expenses (including reasonable attorneys' fees) arising in connection with the agreements described in paragraph (a) above and relating to the period on or after the date hereof.

Assignor hereby covenants that it will, at any time and from time to time upon written request therefor, at Assignee's sole expense and without the assumption of any additional liability therefor, execute and deliver to Assignee, and its successors and assigns, any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, and its successors and assigns, to fully realize and enjoy the rights and interests assigned hereby.

The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

ASSIGNOR:

_______________________________,
a ______________________________

By: ___________________________
Its: ___________________________

ASSIGNEE:

_______________________________,
a ______________________________

By: ___________________________
Its: ___________________________

EXHIBIT A

Legal Description of Real Property

EXHIBIT B

Schedule of Contracts

EXHIBIT C

Schedule of Intangible Personal Property

EXHIBIT M

Form of Lease Assignment

This Assignment of Lessor's Interest in Leases (the "Assignment") is made on ______________ ___, ____, by and between ___________________________, a ___________________ ("Assignor"), in favor of ____________________________ ____________________________, a __________________ ("Assignee").

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, conveys, transfers and assigns to Assignee all of Assignor's rights, title and interest in, to and under the leases (the "Leases") which are more particularly described in Exhibit A attached hereto and incorporated herein by this reference, relating to that certain real property located in the County of _______________, State of Nebraska, commonly known as Oakview Plaza North and South and more particularly described in Exhibit B attached hereto (the "Real Property"), together with any and all rights, title, estates and interests of Assignor as lessor under the Leases, whether now owned or hereafter acquired, in and to any improvements and fixtures located thereon and any rights, privileges, easements, rights of way or appurtenances appertaining thereto (including, without limitation, any and all rents, issues, profits, royalties, income and other benefits derived from the Real Property hereafter accruing, and any and all claims, causes of action, rights to proceeds or awards related to the Real Property hereafter accruing), together with all rights, title, estates and interests of Assignor in and to such security deposits and prepaid rents, if any, as have been paid to Assignor pursuant to such Leases, together with all rights, title, estates and interests of Assignor in and to any subleases, if any, relating to the Real Property.

Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses (including, without limitation, reasonable attorneys' fees and costs) arising out of or resulting from any breach or default by Assignor under the terms of the Leases arising prior to the date hereof.

Assignor hereby covenants that it will, at any time and from time to time upon written request therefor, at Assignee's sole expense and without the assumption of any additional liability thereby, execute and deliver to Assignee, its successors and assigns, any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, its successors and assigns to fully realize and enjoy the rights and interests assigned hereby.

Assignee hereby accepts the foregoing assignment and agrees to assume, pay, perform and discharge, as and when due, all of the agreements and obligations of Assignor under the Leases and agrees to be bound by all of the terms and conditions of the Leases.

Assignee hereby agrees to indemnify, protect, defend and hold Assignor harmless from and against and any all claims, demands, liabilities, losses, costs, damages or expenses (including, without limitation, reasonable attorneys' fees and costs) arising out of or resulting from any breach or default by Assignee under the terms of the Leases arising on or after the date hereof.

The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

ASSIGNOR:	_______________________________,
a ______________________________

By: ___________________________
Its: ___________________________

ASSIGNEE:	_______________________________,
a ______________________________

By: ___________________________
Its: ___________________________

EXHIBIT A

Schedule of Leases

TENANT	DATE OF LEASE

EXHIBIT B

Legal Description of Real Property

EXHIBIT N

Form of Notice to Tenants

To:	Tenants of ______________________________

Date:	___________________, _____

Please be advised that from and after the date hereof:

Your future rent payments under your lease should be made as follows:

_______________________________
_______________________________
_______________________________
_______________________________

All inquiries, notices, demands and other communications concerning your lease should be sent to:

_______________________________
_______________________________
_______________________________
_______________________________
Attention: ___________________
(___) _______-______

with a copy to:

_______________________________
_______________________________
_______________________________
_______________________________
_______________________________

Very truly yours,

____________________________

N-1